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                                                          EXHIBIT (1)(A)(6)(b)

                                AMENDED BYLAWS


                                      OF


                ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY


                   (formerly ITT LIFE INSURANCE CORPORATION)


                           EFFECTIVE MARCH 23, 1993



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                                  ARTICLE I

                             Name  -  Home Office

SECTION 1. This company shall be named ITT Hartford and Annuity Life Insurance Company.

SECTION 2. The Company may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Company may require.

SECTION 3. The registered office of the Company required by law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin.

                                 ARTICLE II

             Stockholders' Meetings - Notice-Quorum-Right to Vote

SECTION 1. All meetings of the stockholders shall be held at the principal business office of the Company unless the Board of Directors shall otherwise provide and direct.

SECTION 2. The annual meeting of the stockholders shall be held on such day and at such hour as the Board of Directors may decide. For cause the Board of Directors may postpone or adjourn such annual meeting to any other time during the year.

SECTION 3. Special meetings of the stockholders may be called by the Board of Directors, the Executive Committee, the Chairman or Vice Chairman of the Board, the President or any Vice President.

SECTION 4. Notice of stockholders' meetings shall be delivered to each stockholder, either personally or by mail at his address as it appears on the records of the Company, at least seven days prior to the meeting. The notice shall state the place, date and time of the meeting and shall specify all matters proposed to be acted upon at the meeting.

SECTION 5. At each annual meeting, the stockholders shall choose Directors as hereinafter provided.

SECTION 6. Each stockholder shall be entitled to one vote at all meetings of the Company for each share of stock held by such stockholder. Proxies may be authorized by written power of attorney.

SECTION 7. A majority of the total number of shares entitled to vote, represented in person or by proxy, shall constitute a quorum.


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SECTION 8.  Each stockholder shall be entitled to a certificate of stock which shall be signed by the President or a Vice President, and either the Treasurer or an Assistant Treasurer of the Company, and shall bear the seal of the Company, but such signatures and seal may be facsimile.

                                 ARTICLE III

                        Directors - Meetings - Quorum

SECTION 1. The property, business and affairs of the Company shall be managed by a board of not less than three nor more than twenty Directors, who shall be chosen by the stockholders at each annual meeting. Vacancies occurring between annual meetings may be filled by the affirmative vote of a majority of the Directors then in office. Each Director shall hold office until the next annual meeting of stockholders and until his successor is chosen and qualified.

SECTION 2. Meetings of the Board of Directors may be called by the direction of the Chairman of the Board, the President, or any three Directors.

SECTION 3. Three days' notice of meetings of the Board of Directors shall be given to each Director, either personally or by mail or telegraph, at his residence or usual place of business, but notice may be waived, at any time, in writing, and attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting and objects thereat to the transaction of any business on grounds that the meeting was not lawfully called or convened.

SECTION 4. A majority of the number of existing directorships, but not less than two Directors, shall constitute a quorum.

                                  ARTICLE IV

                   Election of Officer - Duties of Board of
                      Directors and Executive Committee


SECTION 1. The Board of Directors shall annually elect a President, a Secretary and a Treasurer. It may elect a Chairman of the Board, a Vice Chairman of the Board and such Vice Presidents, other Secretaries, Assistant Secretaries, Assistant Treasurers and other officers as it may determine.
All officer of the Company shall hold office during the pleasure of the Board of Directors.

SECTION 2. The Directors may fill any vacancy among the officers by election for the unexpired term.

SECTION 3. The Board of Directors may appoint from its own number an Executive Committee of not less than five Directors. The Executive Committee may exercise all powers vested in and


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conferred upon the Board of Directors at any time when the Board is not in session. A majority of the members of said Committee shall constitute a quorum. Meetings of the Committee shall be called whenever the Chairman of the Board, the President or a majority of its members shall request.

SECTION 4. The Board of Directors may annually appoint from its own number a Finance Committee of not less than three Directors, whose duties shall be as hereinafter provided.

SECTION 5. The Board of Directors may, at any time, appoint such other committees, not necessarily from its own number, as it may deem necessary for the proper conduct of the business of the Company, which committees shall have only such powers and duties as are specifically assigned to them by the Board of Directors or the Executive Committee.

For all meetings, forty-eight hours' notice shall be given but notice may be waived, at any time, in writing, and attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting and objects thereat to the transaction of any business on grounds that the meeting was not lawfully called or convened.

SECTION 6. The Board of Directors may authorize corporate contributions, in such amounts as it determines to be reasonable, for public welfare or for charitable, scientific or educational purposes, subject to the limits and restrictions imposed by law and to such rules and regulations consistent with law as it makes.

                                  ARTICLE V

                                   Officers

                             Chairman of the Board
                                     and
                           Vice Chairman of the Board

SECTION 1. The Chairman of the Board shall preside at the meetings of the Board of Directors and the Executive Committee and, in the absence of the Chairman of the Finance Committee, at the meetings of the Finance Committee. In the absence or inability of the Chairman of the Board to so preside, the Vice Chairman shall preside in his place if there be one, otherwise the President shall preside.

SECTION 2. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, exercise the powers and perform the duties of the Chairman of the Board. He shall perform such other duties and have such other powers as may be assigned to him by the Board of Directors.


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                                  President

SECTION 3. The President, unless the Board of Directors shall otherwise order pursuant to Section 7 below, shall be the chief executive officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the Company. Unless the Board of Directors shall provide otherwise, he shall, when present, preside at all meetings of the shareholders and shall preside at all meetings of the Board of Directors unless the Board shall have elected a Chairman of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Company as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, the President shall have authority to sign, execute and acknowledge, on behalf of the Company all contracts, reports and other documents or instruments necessary or proper to be executed in the course of the Company's regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Company to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

If the President is not the chief executive officer, he shall have such duties and authority as prescribed by the Board of Directors or the chief executive officer.

SECTION 4. In the absence or inability of the President to perform his duties, the Board or the Chairman thereof may designate a Vice President to exercise the powers and perform the duties of the President during such absence or inability.

                                  Secretary

SECTION 5. The Secretary shall keep a record of all the meetings of the Company, of the Board of Directors and of the Executive Committee, and he shall discharge all other duties specifically required of the Secretary by law. The other Secretaries and the Assistant Secretaries shall perform such duties as may be assigned to them by the Board of Directors or by their senior officers and any Secretary or Assistant Secretary may affix the seal of the Company and attest it and the signature of any officer to any and all instruments.


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                                   Treasurer

SECTION 6. The Treasurer shall keep, or cause to be kept, full and accurate accounts of the Company. He shall see that the funds of the Company are disbursed as may be ordered by the Board of Directors, the Finance Committee or a duly authorized individual. He shall have charge of all moneys paid to the Company and shall deposit such to the credit of the Company or in any other properly authorized name, in such banks or depositories as may be designated in a manner provided by these Bylaws. He shall also discharge all other duties that may be required of him by law.

                                Other Officers

SECTION 7. The other officers shall perform such duties as may be assigned to them by the President or the Board of Directors. The Board of Directors may designate the Chairman of the Board or the Vice Chairman as the chief executive officer of the Company. In such event that person shall assume all authority, power, duties and responsibilities otherwise appointed to the President pursuant to Section 3 above, and all references to the President in these Bylaws shall be regarded as references to the Chairman of the Board or Vice Chairman, as the case may be, as such chief executive officer, except where a contrary meaning is clearly required, and provided that in no case shall that person be empowered in place of the President to sign the certificates for shares of stock of the Company.

                                  ARTICLE VI

                              Finance Committee

SECTION 1. If a Finance Committee is established, it shall be the duty of that committee to supervise the investment of the funds of the Company in securities in which insurance companies are permitted by law to invest, and all other matters connected with the management of investments. If no Finance Committee is established, this duty shall be performed by the Board of Directors.

SECTION 2. All loans or purchases for the investment and reinvestment of the funds of the Company shall be submitted for approval to the Finance Committee, if not specifically approved by the Board of Directors.

SECTION 3. Sale or transfer of any stocks or bonds shall be made upon authorization of the Finance Committee unless specifically authorized by the Board of Directors.

SECTION 4. Transfers of stock and registered bonds, deeds, leases, releases, sales, mortgages chattel or real, assignments or partial releases of mortgages chattel or real, and in general all instruments of defeasance of property and all agreements or


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contracts affecting the same, except discharges of mortgages and entries to foreclose the same as hereinafter provided, shall be authorized by the Finance Committee or the Board of Directors, and be executed jointly for the Company by two persons, to wit: the Chairman of the Board, the Vice Chairman, the President or a Vice President, and a Secretary, the Treasurer or an Assistant Treasurer, but may be acknowledged and delivered by either one of those executing the instrument; provided, however, that either a Secretary, the Treasurer, or an Assistant Treasurer alone, when authorized as aforesaid, or any person specially authorized by the Finance Committee as attorney for the Company, may make entry to foreclose any mortgage, and a Secretary, the Treasurer or an Assistant Treasurer alone is authorized, without the necessity of further authority, to discharge by deed or otherwise any mortgage on payment to the Company of the principal, interest and all charges due.

SECTION 5. The Finance Committee may fix times and places for regular meetings. No notice of regular meetings shall be necessary. Reasonable notice shall be given of special meetings but the action of a majority of the Finance Committee at any meeting shall be valid notwithstanding any defect in the notice of such meeting.

SECTION 6. In the absence of specific authorization from the Board of Directors or the Finance Committee, the Chairman of the Board, the President, a Vice President or the Treasurer shall have the power to vote or execute proxies for voting any shares held by the Company.

                                  ARTICLE VII

                                     Funds

SECTION 1. All monies belonging to the Company shall be deposited to the credit of the Company, or in such other name as the Finance Committee, the Chairman of the Finance Committee or such executive officers as are designated by the Board of Directors shall direct, in such bank or banks as may be designated from time to time by the Finance Committee, the Chairman of the Finance Committee or by such executive officers as are designated by the Board of Directors. Such monies shall be drawn only on checks or drafts signed by any two executive officers of the Company, provided that the Board of Directors may authorize the withdrawal of such monies by check or draft signed with the facsimile signature of any one or more executive officers, and provided further, that the Finance Committee may authorize such alternative methods of withdrawal as it deems proper.

The Board of Directors, the President, the Chairman of the Finance Committee, a Vice President, or such executive officers as are designated by the Board of Directors may authorize withdrawal of funds by checks or drafts drawn at offices of the


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Company to be signed by Managers, General Agents, or employees of the
Company, provided that all such checks or drafts shall be signed by two such authorized persons, except checks or drafts used for the payment of claims or losses which need to be signed by only one such authorized person, and provided further that the Board of Directors of the Company or executive officers designated by the Board of Directors may impose such limitations or restrictions upon the withdrawal of such funds as it deems proper.

                                 ARTICLE VIII

                           Liability and Indemnity

SECTION 1. No person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as director or officer of the Company, or of any other company, partnership, joint venture, trust or other enterprise for which he serves as a director, officer or employee at the request of the Company, in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Company or upon statements made or information furnished by officers or employees of the Company which he had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.

SECTION 2. The Company shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, (other than one by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.


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SECTION 3.   The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another company, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

SECTION 4. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized hereby.

SECTION 5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE IX

                             Amendment of Bylaws

SECTION 1. The Directors shall have power to adopt, amend and repeal such bylaws as may be deemed necessary or appropriate for the management of the property and affairs of the Company.

SECTION 2. The stockholders at any annual or special meeting may amend or repeal these bylaws or adopt new ones if the notice of such meeting contains a statement of the proposed alteration, amendment, repeal or adoption of the substance thereof. Bylaws amended or adopted by the stockholders may be amended or repealed by the Directors.


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This is to certify that the foregoing is a true copy of the Bylaws of ITT
Hartford Life and Annuity Insurance Company in full force and effect on this 29th day of July, 1993.

Attest:

                                                 /s/ Dave T. Schrandt
                                       ----------------------------------------
                                                    Dave T. Schrandt
                                               Vice President, Controller


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